[PARKER CHAPIN FLATTAU & KLIMPL, LLP]
                                   Letterhead



                                January 27, 1997



Cellular Technical Services Company, Inc.
2401 Fourth Avenue
Seattle, Washington 98121

           Re:        Cellular Technical Services Company, Inc.

Gentlemen:

           We have acted as counsel to Cellular Technical Services Company, Inc. (the "Company") in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") covering 400,000 outstanding shares of Common Stock (the "Shares"), as more particularly described in the Registration Statement.

           In our capacity as counsel to the Company, we have examined the Registration Statement, the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

           With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents as originals and the genuineness of all signatures on all documents submitted to us.

           On the basis of the foregoing, we are of the opinion that the Shares have been validly authorized and legally issued and are fully paid and non-assessable.




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Cellular Technical Services Company, Inc.
January 27, 1997
Page 2

           We hereby consent to the use of our name under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement and to the filing of a copy of this opinion as an Exhibit thereto.


                                         Very truly yours,

                                         /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP